Exhibit 99.1

                                                                    NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
info@creditriskmonitor.com

FOR IMMEDIATE RELEASE

        Jeffrey Geisenheimer Joins CreditRiskMonitor's Board of Directors

VALLEY COTTAGE, NY--December 23, 2005--CreditRiskMonitor (Symbol: CRMZ) is pleased to announce that Jeffrey Geisenheimer has been elected to the Company's Board of Directors, replacing Les Charm.

Mr. Geisenheimer is Chief Financial Officer of Instant Information, Inc., a financial information services company providing professional, collaborative solutions to the financial industry. In this capacity he is responsible for the daily financial and operating activities of the company. Prior to joining Instant Information, Mr. Geisenheimer was Chief Financial Officer of Moneyline Telerate, Inc., which was acquired by Reuters in June 2005. Before that he served as Chief Financial Officer of Multex.com, Inc., which was acquired by Reuters in March 2003, and as Chief Financial Officer of Market Guide, Inc., which was acquired by Multex in September 1999.

Jerry Flum, CEO, stated, "It is excellent for our Company that Jeff has agreed to join our Board. We worked closely with Jeff in the past, when our Company began as a division of Market Guide and during the buy-out in 1999, and benefited from his knowledge and judgment at that time. Even so, I'm sad to see Les Charm, a good personal friend and wise counselor, leave the Company. Les has served as a director since 1994 and he will be sorely missed." Mr. Charm resigned because of the increasing workload of his business.

CreditRiskMonitor (www.crmz.com) is an Internet-based financial information service, designed to save time for busy corporate credit professionals. The service provides comprehensive commercial credit reports covering public companies world-wide and includes detailed financial statements, analysis and trend reports, credit scores, company background information, Standard & Poor's ratings, competitive analyses, public record filings, and proprietary trade payment data. The company also offers a continuous monitoring service that keeps customers up to date on events affecting the credit worthiness of companies, including financial statement updates, SEC filings, S&P rating changes, and credit-relevant news stories and press releases.

Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.